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                                                                     EXHIBIT (J)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 033-66528 for Old Westbury Funds, Inc., comprising Old Westbury Large Cap Equity Fund (formerly, Old Westbury Core Equities Fund), Old Westbury Capital Opportunity Fund, Old Westbury International Fund, Old Westbury Fixed Income Fund and Old Westbury Municipal Bond Fund, on Form N-1A of our report dated December 23, 2003, appearing in the annual report to shareholders for the fiscal year ended October 31, 2003. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and under the headings "Fund Counsel, Independent Counsel and Independent Public Accountants" and "Financial Information" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 13, 2004